UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2009

PLANTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12696 (Commission File No.)	77-0207692 (I.R.S. Employer Identification Number

345 Encinal Street, Santa Cruz, California  95060

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 426-5858

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision ( see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                 Compensatory Arrangements of Certain Officers

On January 26, 2009,  the Compensation Committee (the “Committee”) of the Board of Directors of Plantronics, Inc.  (the “Company”) approved entering into (i) change of control severance agreements with certain of its named executive officers(the “Change of Control Agreements”) and (ii) an amended and restated employment agreement with Mr. Ken Kannappan, the Company’s President and Chief Executive Officer (the “CEO Employment Agreement”). The Company is not entering into a change of control severance agreement with Mr. Philip Vanhouttee as of the date of this report on Form 8-K. The Change of Control Agreements are primarily technical changes intended to comply with Section 409A (“Section 409A”) of the U.S. Internal Revenue Code (the “Code”).    The following summaries are qualified in their entirety by reference to the form of Change of Control Agreements and the CEO Employment Agreement which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

                                                                           The Change of Control Agreements

The Change of Control Agreements provide that cash severance benefits will be payable following the executive’s “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.  The agreements also include technical changes in the timing of certain severance payments intended to comply with Section 409A.

In general, each of the Change of Control Agreements provides that, if a “Change of Control” (as defined in the Change of Control Agreements) occurs, the executive’s outstanding equity awards will vest according to the vesting schedule specified in the Company’s 2003 Stock Option Plan.  In addition, if the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” (as those terms are defined in the Change of Control Agreements) within twenty-four (24) months after a Change of Control, the executive will be entitled to receive (i) accrued compensation; (ii) a severance payment equal to the sum of  (A)100% of the executive’s annual base salary in effect immediately prior to the executive’s termination date or (if greater) at the level in effect immediately prior to the Change of Control; (B) 100% of the executive’s quarterly target incentive bonus; and (C)100% of the executive’s annual target incentive bonus.

The Change of Control Agreements also provide for the executive to receive the following severance benefits: (i) continuation of certain health benefits for the executive and his eligible dependents for not more than 12 (twelve) months following the termination date; and (ii) full vesting of the executive’s equity awards to the extent outstanding on the termination date and not otherwise vested.

The Change of Control Agreements also contain provisions that are designed to result in the greatest amounts of benefits after taking into account taxes that may be payable under Section 4999 of the Code if any of the benefits constitute “parachute payments” under 280G of the Code.

The Change of Control Agreement for Ms. Scherer, Senior Vice President and Chief Financial Officer of the Company, is identical to the form agreements with the exception that she will be entitled to receive a severance payment equal to the sum of (A)  200% of her annual base salary , (B) 200% of her quarterly target incentive bonus, and (C) 200% of her annual target incentive bonus.

                                       The CEO Employment Agreement

   If Mr. Kannappan’s employment terminates for any reason, other than for Cause (as defined in the CEO Employment Agreement), then Mr. Kannappan shall, for the period of twenty-four (24) months following the termination date be entitled to (i) continued cash compensation payments equal to seventy-five percent (75%) of the average of the cash compensation earned in the four (4) full fiscal quarters immediately preceding the termination date, and (ii) the continued provision of “company benefits,” including “medical benefits” (each as defined in the CEO Employment Agreement).

  If Mr. Kannappan voluntarily reduces his compensation as a cost reduction measure, his cash compensation in such case shall equal seventy-five per cent (75%) of the average of the cash compensation earned in the four (4) full quarters immediately preceding the termination date that do not include a quarter in which a voluntary reduction was taken of his compensation (the “Voluntary Compensation”). To remove any ambiguity in the calculating the foregoing amount, after the foregoing payments are completed, Mr. Kannappan shall have received a total of 1.5 times the average of the cash compensation payments earned in the four (4) full fiscal quarters immediately preceding the termination date.

  If the Company terminates Mr. Kannappan’s employment without Cause or if Mr. Kannappan resigns from such employment for Good Reason (as defined in the CEO Employment Agreement), and such termination occurs on or within twenty-four (24) months after a Change of Control (as defined in the CEO Employment Agreement), then Mr. Kannappan shall receive the following:  (i) accrued compensation; (ii) a severance payment equal to the sum of  (A) 300% of his annual base salary in effect immediately prior to the termination date or (if greater) at the level in effect immediately prior to the change of control; (B) 100% of his quarterly target incentive bonus; and (C)100% of his annual target incentive bonus. The CEO Employment Agreement provides that, if Mr. Kannappan is entitled to receive both the Voluntary Compensation and the compensation described in this paragraph, he shall be entitled to receive either such payment which yields him the greatest economic benefit.

         The CEO Employment Agreement provides that cash severance benefits will be payable only following Mr. Kannappan’s “separation from service” with the Company within the meaning of Section 409A and that such payments may be subject to a six-month delay period if required under Section 409A.  The agreement also includes technical changes in the timing of certain severance payments intended to comply with Section 409A.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description of Document
10.1	Form of Change of Control Severance Agreement
10.2	Amended and Restated Employment Agreement, dated January 26, 2009 between the Company and S. Kenneth Kannappan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2009
PLANTRONICS, INC.

	By:	/s/
	Name:	Barbara Scherer
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Index       Description of Document

10.1	Form of Change of Control Severance Agreement
10.2	Amended and Restated Employment Agreement, dated January 26, 2009 between the Company and S. Kenneth Kannappan.

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